Exhibit 5.1 (includes Exhibits 8.1 and 23.1)


                        SIDLEY AUSTIN BROWN & WOOD LLP

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                                        November ___, 2004



CWHEQ, Inc.
4500 Park Granada
Calabasas, California 91302

        Re:   CWHEQ, Inc.
              Registration Statement on Form S-3
              ----------------------------------

Ladies and Gentlemen:

      We have acted as counsel for CWHEQ, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a registration statement on Form S-3 (the "Registration Statement") relating to the issuance from time to time of Asset Backed Notes (the "Notes") and Asset Backed Certificates (the "Certificates" and, together with the Notes, the "Securities"), issuable in series (each, a "Series"). As set forth in the Registration Statement, each Series of Securities will be issued under and pursuant to the conditions of a separate pooling and servicing agreement, trust agreement, indenture and/or sale and servicing agreement (each, an "Agreement") among the Company (or, in the case of Notes issued pursuant to an indenture, the issuing trust (the "Trust")), a trustee (the "Trustee") and, where appropriate, a master servicer (the "Master Servicer"), each to be identified (together with any other relevant parties) in the prospectus supplement for such Series of Securities.

      We have examined copies of the Company's Certificate of Incorporation, the Company's By-laws, forms of each Agreement filed as Exhibits 4.1, 4.2, 4.3, 4.4 and 4.5 to the Registration Statement, forms of Securities included in any Agreement so filed in the Registration Statement, and such other records, documents and statutes as we have deemed necessary for purposes of this opinion.

      Based upon the foregoing, we are of the opinion that:

      1. When any Agreement relating to a Series of Securities has been duly and validly authorized by all necessary action on the part of the Company or the Trust, as the case may be, and has been duly executed and delivered by the Company or the Trust, as the case may be, the Master Servicer, if any, the Trustee and any other party thereto, such Agreement will constitute a legal, valid and binding agreement of the Company or the Trust, as the case may be, enforceable



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SIDLEY AUSTIN BROWN & WOOD LLP                                          NEW YORK

November __, 2004
Page 2


against the Company or the Trust, as the case may be, in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization and similar laws affecting creditors' rights generally or by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

      2. When a Series of Securities has been duly authorized by all necessary action on the part of the Company or the Trust, as the case may be (subject to the terms thereof being otherwise in compliance with applicable law at such time), duly executed and authenticated by the Trustee for such Series in accordance with the terms of the related Agreement and issued and delivered against payment thereof as described in the Registration Statement, such Series of Securities will be legally issued, fully paid and nonassessable, and, in the case of a Series of Notes, binding obligations of the Trust, subject to applicable bankruptcy, insolvency, reorganization and similar laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

      3. The information set forth in the Prospectus under the caption "Material Federal Income Tax Consequences," to the extent that it constitutes matters of law or legal conclusions, is correct in all material respects. The opinions set forth in the Prospectus under the heading "Material Federal Income Tax Consequences" are hereby confirmed.

      In rendering the foregoing opinions, we have assumed the accuracy and truthfulness of all public records regarding the Company and of all certifications, documents and other proceedings examined by us that have been executed or certified by officials of the Company acting within the scope of their official capacities and have not verified the accuracy or truthfulness thereof. We have also assumed the genuineness of the signatures appearing upon such public records, certifications, documents and proceedings. In addition, we have assumed that each party to any such Agreement has full power and authority to enter into and perform its obligations under that Agreement. In addition, we have assumed that any such Agreement, Certificates and Notes will be executed and delivered in substantially the form filed as exhibits to the Registration Statement with such changes acceptable to us, and that such Certificates and Notes will be sold as described in the Registration Statement. We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York (excluding choice of law principles therein) and the federal laws of the United States of America.

      We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to this firm under the heading "Legal Matters" in each prospectus supplement and the prospectus forming a part of the Registration Statement, without implying or admitting that we are "experts" within the meaning of the Securities Act of 1933, as amended, or the Rules and Regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                        Very truly yours,

                                        /s/ Sidley Austin Brown & Wood LLP